Exhibit 2.1
AMERICAN GREETINGS CORPORATION HAS CLAIMED
CONFIDENTIAL TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934
CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A
REQUEST FOR CONFIDENTIAL TREATMENT
OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION
SETTLEMENT AGREEMENT
     This Settlement Agreement is hereby entered into by and among American Greetings Corporation and its subsidiary Those Characters from Cleveland, Inc. (collectively “AG”), and Cookie Jar Entertainment Inc., Cookie Jar Entertainment (USA) Inc., and Cookie Jar Entertainment Holdings (USA) Inc. (collectively “Cookie Jar”) (the “Parties”).
     WHEREAS, AG is the owner of the intellectual properties commonly known as Strawberry Shortcake and the Care Bears (the “Properties”);
     WHEREAS, on May 6, 2009, AG brought an action against Cookie Jar in the Court of Common Pleas in Cuyahoga County, Ohio, which Cookie Jar subsequently removed to the United States District Court for the Northern District of Ohio against Cookie Jar (Case No. 09CV1056) (“Case No. 1056”);
     WHEREAS, Cookie Jar has filed certain counterclaims against AG in Case No. 1056;
     WHEREAS, on May 6, 2009, Cookie Jar brought an action in the Supreme Court of the State of New York (the “NY Action”) against AG, TCFC, Mike Young Productions LLC (“MYP”), and MoonScoop SAS (“MoonScoop”);
     WHEREAS, the NY Action has been stayed by the Court, and Cookie Jar filed a motion for renewal and an appeal of the Court’s Order (the “NY Appeal”);
     WHERAS, Cookie Jar and AG are parties to an October 1, 2001 Agency Agreement between TCFC and DIC, as amended to date, relating to part of the Properties (the “2001 Agency Agreement”);
     WHEREAS, on July 2, 2009, AG filed a motion for relief from judgment under Federal Civil Rule 60 in the United States District Court for the Northern District of Ohio Case No. 1:08CV1533 (the “2008 Case”), which was denied by the Court on January 6, 2010;

AMERICAN GREETINGS CORPORATION HAS CLAIMED
CONFIDENTIAL TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934
     WHEREAS, on February 5, 2010, AG filed a notice of appeal to the United States Court of Appeal for the Sixth Circuit of the order denying its motion for relief from judgment in the 2008 Case, which appeal has been assigned Sixth Circuit Case No. 10-3173 (the “Ohio Appeal”);
     WHEREAS, on August 11, 2009, MoonScoop filed an action against AG in the United States District Court for the Northern District of Ohio (Case No. 09CV1885) (“Case No. 1885”);
     WHEREAS, AG filed a third-party complaint against Cookie Jar in Case No. 1885, and Cookie Jar filed counterclaims against AG and crossclaims against MoonScoop and MYP in Case No. 1885;
     WHEREAS, on February 5, 2010, MoonScoop filed its Second Amended and Supplemental Complaint in Case No. 1885 against AG (ECF No. 72) (“MoonScoop’s Second Amended Complaint”);
     WHEREAS, the Parties intend, by this Settlement Agreement (the “Agreement”), to fully and completely settle and resolve any and all of their differences relating to the claims and counterclaims in the current actions that they have asserted, as well as any potential claims that they could have asserted, with the sole exceptions set forth below;
     WHEREAS, the Parties have reached this settlement as a result of court-supervised mediation with Marvin L. Karp and direct mediation with the Court;
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, and intending to be legally bound, the Parties agree as follows:
TERMS AND CONDITIONS
     1. Within three business days of the execution of this Agreement, AG and Cookie Jar shall file the appropriate papers to dismiss without prejudice, discontinue, or withdraw, as applicable, all claims, counterclaims, and any pending appeals in Case No. 1056, the NY Action, the NY Appeal, the 2008 Case, and the Ohio Appeal, and any third-party claims and/or third-party counterclaims in Case No. 1885.
     2. The same date as this Settlement Agreement, AG and Cookie Jar have entered into two new Agency Agreements (the “Agency Agreements”) one related to Strawberry Shortcake, with terms that take effect on January 1, 2011, and the other

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AMERICAN GREETINGS CORPORATION HAS CLAIMED
CONFIDENTIAL TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934
related to Care Bears with terms that take effect immediately upon its execution. The 2001 Agency Agreement, as amended, shall remain in effect through December 31, 2010, at which time it will terminate except to the extent that its provisions are incorporated by reference in the new Strawberry Shortcake Agency Agreement.
     3. The Parties agree that their obligations under the July 20, 2008 Binding Letter Agreement are hereby fully discharged,*.
     4. Subject to the other terms of this Settlement Agreement, the Parties, for themselves and on behalf of their successors, owners, assigns, predecessors, parent corporations, subsidiaries, officers, directors, members, managers, employees, affiliates, partners, agents and representatives hereby fully release, forever discharge, and covenant not to sue all other Parties, along with their respective successors, partners, members, managers, owners, assigns, predecessors, parent corporations, subsidiaries, officers, directors, employees, affiliates, agents, and representatives from (and with respect to) any controversies, causes of action, actions, proceedings, claims, suits, arbitrations, damages, judgments, liabilities, or losses related in any way to the allegations against the other Parties in Case No. 1056, Case No. 1885, the 2008 Case, the Ohio Appeal, the NY Action, or the NY Appeal, whether in law or in equity, whether contract or tort, whether fixed or contingent, whether known or unknown, which any of the Parties ever had, now have or hereafter have, shall or may have from the beginning of the world, except for any new controversies, causes of action, actions, proceedings, claims, suits, arbitrations, damages, judgments, liabilities, or losses that may arise subsequent to the execution of this Agreement (the “Release”).
     5. *
     6. *
     7. Cookie Jar agrees to provide reasonable cooperation and assistance to AG in defense of MoonScoop’s claims as asserted in Case No. 1885.
     8. This Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio, not including law related to choice of law. The Parties hereby agree and consent to the jurisdiction of the Court in Case No. 1056 for any dispute or controversy arising under or related in any way to this Agreement. If the Court in Case No. 1056 does not maintain jurisdiction over such a dispute, the Parties agree that such dispute will be adjudicated by a court of competent jurisdiction located in Cuyahoga County, Ohio.

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AMERICAN GREETINGS CORPORATION HAS CLAIMED
CONFIDENTIAL TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934
     9. This Agreement may be executed in mutual counterparts, which, when taken together, shall consist of one and the same instrument. This Agreement may be executed by electronic signatures or facsimile.
     10. The Parties represent and warrant to one another that the below-named individuals who have signed and agreed to this Agreement have full legal authority to do so and further that all lawful conditions precedent to this Agreement have been fully accomplished, and further that before agreeing to and executing this Agreement, they have read this Agreement and had the terms and provisions of this Agreement explained to them by attorneys of their own choosing, and that they fully understand the meaning and effect of this Agreement.
     11. This Agreement shall be binding upon, and inure to the benefit of, the Parties, as well as their parents, affiliates, successors, assigns, and present and former owners, members, managers, directors, officers, partners, agents, shareholders, employees, heirs, beneficiaries, and personal representatives, if any.
     12. No term or condition of this Agreement shall be deemed to have been waived unless the Parties otherwise agree in writing.
     13. The making, execution and delivery of this Agreement by the Parties have not been induced by any representations, statements, warranties or other agreements other than those expressed herein.
     14. Modification or amendment of this Agreement by the Parties may be made only in writing, and must be signed by the Parties or their legal counsel.
     15. It is expressly understood and agreed by the Parties that the acceptance of the Parties of the provisions of this Agreement that are applicable to them does not constitute an admission or concession of liability on the part of the Parties, all of whom expressly deny any liability whatsoever.

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AMERICAN GREETINGS CORPORATION HAS CLAIMED
CONFIDENTIAL TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934
This Agreement constitutes the entire agreement of the Parties relating to the settlement of the disputes specified in and any and all potential claims relating to Case No. 1056, Case No. 1885, the 2008 Case, the Ohio Appeal, the New York Appeal, and the NY Action.
     IN WITNESS WHEREOF, the Parties hereby execute this Agreement, intending to be legally bound.

AMERICAN GREETINGS CORPORATION

By:	/s/ Josef Mandelbaum

Vice President — CEO-AG Its: Intellectual Properties
Date: May 7, 2010

THOSE CHARACTERS FROM CLEVELAND INC.

By:	/s/ Josef Mandelbaum

Its: Vice President
Date: May 7, 2010

COOKIE JAR ENTERTAINMENT INC.

By:	/s/ Greg Gilhooly

Its: General Counsel
Date: May 7, 2010

COOKIE JAR ENTERTAINMENT (USA) INC.

By:	/s/ Greg Gilhooly

Its: General Counsel
Date: May 7, 2010

COOKIE JAR ENTERTAINMENT HOLDINGS (USA) INC.

By:	/s/ Greg Gilhooly

Its: General Counsel
Date: May 7, 2010

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